Exhibit 10.2

Execution Version

FIFTH AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

Among

KODIAK OIL & GAS (USA) INC.

as Borrower,

WELLS FARGO BANK, N.A.,

as Administrative Agent,

and

The Lenders Signatory Hereto

Dated as of May 11, 2012

FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This Fifth Amendment to Amended and Restated Credit Agreement (this “Fifth Amendment”) effective as of the Fifth Amendment Effective Date (as defined below) is among Kodiak Oil & Gas (USA) Inc., a Colorado corporation (the “Borrower”), each of the Lenders that is a signatory hereto and Wells Fargo Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”).

Recitals

A.                                    The Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of October 28, 2011 as amended by the First Amendment and Limited Waiver to Amended and Restated Credit Agreement, dated as of November 14, 2011, the Second Amendment to Amended and Restated Credit Agreement, dated as of November 14, 2011, the Third Amendment to Amended and Restated Credit Agreement, dated as of January 10, 2012 and the Fourth Amendment to Amended and Restated Credit Agreement, dated as of April 3, 2012 (as amended, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.                                    The Parent, as issuer, the Borrower, as Guarantor, and U.S. Bank National Association, as Trustee and Computershare Trust Company of Canada, as Canadian Trustee have previously entered into the Indenture pursuant to which the Parent issued $650,000,000 of 8.125% Senior Notes due 2019.

C.                                    The Borrower has requested and the Administrative Agent has agreed to amend certain provisions of the Credit Agreement in order to allow the Parent to issue up to an additional $200,000,000 of 8.125% Senior Notes due 2019 (the “2012 Senior Notes”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                           Defined Terms.  Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Fifth Amendment, shall have the meaning ascribed such term in the Credit Agreement.  Unless otherwise indicated, all section references in this Fifth Amendment refer to the Credit Agreement.

Section 2.                                           Amendments to Credit Agreement.

2.1                               Definitions.

(a) Section 1.02 is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“‘Fifth Amendment’ shall mean that certain Fifth Amendment to Amended and Restated Credit Agreement, dated as of May 11, 2012.”

(b) Section 1.02 is hereby amended by amending and restating the following definition as follows:

“‘Intercompany Notes’ means the Initial Intercompany Note and any additional promissory notes payable by the Borrower to the Parent, in form and substance satisfactory to the Administrative Agent.”

“‘Subordinated Parent Debt’ means intercompany Debt between the Borrower and the Parent (i) that by its terms does not allow the Parent to ask for, sue for, take, demand or accept from the Borrower by set-off or in any other manner any payment of principal or interest until the termination of the Commitments, no Letter of Credit is outstanding and all Swap Agreements secured by the Loan Documents shall be terminated and which is subject to a subordination agreement among the Parent, the Borrower, the Administrative Agent and the Second Lien Agent or (ii) under the Intercompany Notes with an aggregate principal amount of no more than $850,000,000 outstanding at any time.”

(c)                                  The definition of “Senior Notes” in Section 1.02 is hereby amended by amending and restating the first clause thereof as follows:

“‘Senior Notes” means Debt in respect of senior unsecured notes (issued under an indenture) issued by the Borrower from time to time (including guarantees thereof by the Guarantors), or issued by the Parent from time to time and guaranteed by the Borrower, that complies with all of the following requirements:’”

2.2                               Section 9.02(k). Section 9.02(k) is hereby amended and restated as follows:

“(k)                           Debt under the Senior Notes not to exceed $850,000,000 outstanding in the aggregate at any time, and any guarantees thereof by the Guarantors.”

Section 3.                                           Borrowing Base Stipulation.  The parties hereto confirm that the Borrowing Base shall not be adjusted pursuant to 2.07(g) as a result of the issuance of the 2012 Senior Notes.  For the avoidance of doubt, this stipulation shall be limited to the issuance of the 2012 Senior Notes and shall not affect the ability of the Administrative Agent to adjust the Borrowing Base for future issuances of Senior Notes or as otherwise set forth in the Credit Agreement.

Section 4.                                           Conditions Precedent.  This Fifth Amendment shall be effective upon the date of the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 4, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance (or waived in accordance with Section 12.02 of the Credit Agreement) (the “Fifth Amendment Effective Date”):

4.1                               Fifth Amendment.  The Administrative Agent shall have received multiple counterparts of this Fifth Amendment as requested from the Borrower and the Majority Lenders.

4.2                               No Default.  No Default or Event of Default shall have occurred and be continuing as of the Fifth Amendment Effective Date.

4.3                               Fees.  The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof.

4.4                               Intercompany Note.  Administrative Agent shall have received a final version of the Intercompany Note reflecting the issuance of the 2012 Senior Notes.

4.5                               Other.  The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request in advance in writing.

The Administrative Agent is hereby authorized and directed to declare this Fifth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted by Section 12.02 of the Credit Agreement.  Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5.                                           Ratification and Affirmation; Representations and Warranties; Etc.  The Borrower hereby (a) acknowledges the terms of this Fifth Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby; (c) represents and warrants that the 2012 Senior Notes comply with the requirements contained in the definition of “Senior Notes”, and (d) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this Fifth Amendment: (i) all of the representations and warranties contained in each Loan Document to which the Borrower is a party are true and correct in all material respects as though made on and as of the Fifth Amendment Effective Date (unless made as of a specific earlier date, in which case, such representation or warranty was true as of such date);

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(ii) no Default or Event of Default has occurred and is continuing; and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 6.                                           Miscellaneous.

6.1                               Confirmation.  The provisions of the Credit Agreement (as amended by this Fifth Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Fifth Amendment.  This Fifth Amendment shall constitute a Loan Document, as such term is defined in the Credit Agreement.

6.2                               No Waiver.  Except as expressly provided in this Fifth Amendment, neither the execution by the Administrative Agent or the Lenders of this Fifth Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any Defaults or Events of Default which may exist, which may have occurred prior to the date of the effectiveness of this Fifth Amendment or which may occur in the future under the Credit Agreement and/or the other Loan Documents.  Similarly, nothing contained in this Fifth Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Default or Event of Default, (b) amend or alter any provision of the Credit Agreement, the other Loan Documents (other than the amendments provided for in Section 2 of this Fifth Amendment), or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument.  Nothing in this Fifth Amendment shall be construed to be a consent by the Administrative Agent or the Lenders to any Default or Event of Default. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

6.3                               Counterparts.  This Fifth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of this Fifth Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

6.4                               Successors and Assigns.  This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.5                               Payment of Expenses.  In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and reasonable expenses incurred in connection with this Fifth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Administrative Agent.

6.6                               Severability.  Any provision of this Fifth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.7                               No Oral Agreement.  THIS WRITTEN FIFTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

6.8                               Governing Law.  THIS FIFTH AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND

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ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed effective as of the date first written above.

BORROWER:	KODIAK OIL & GAS (USA) INC.

	By:	/s/ James P. Henderson
	Name:	James P. Henderson
	Title:	Chief Financial Officer

Fifth Amendment

Signature Page - 1

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, N.A.

	By:	/s/ Oleg Kogan
	Name:	Oleg Kogan
	Title:	Director

LENDERS:	WELLS FARGO BANK, N.A.

	By:	/s/ Oleg Kogan
	Name:	Oleg Kogan
	Title:	Director

BMO Harris Financing, Inc.

By:
Name:
Title:

Royal Bank of Canada

	By:	/s/ Kristan Spivey
	Name:	Kristan Spivey
	Title:	Authorized Signatory

KeyBank National Association

	By:	/s/ Craig Hanselman
	Name:	Craig Hanselman
	Title:	Vice President

Fifth Amendment

Signature Page - 2

Credit Suisse AG, Cayman Islands Branch

By:	/s/ Doreen Barr
Name:	Doreen Barr
Title:	Director

By:	/s/ Michael D. Spaight
Name:	Michael D. Spaight
Title:	Associate

Fifth Amendment

Signature Page - 3

REAFFIRMATION AND RATIFICATION: Each Guarantor hereby (a) acknowledges the terms of this Fifth Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document, including each Guaranty Agreement, to which it is a party and agrees that each Loan Document, including each Guaranty Agreement, to which it is a party remains in full force and effect as expressly amended hereby; and (c) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this Fifth Amendment: (i) all of the representations and warranties contained in each Loan Document, including each Guaranty Agreement, to which such Guarantor is a party are true and correct in all material respects as though made on and as of the Fifth Amendment Effective Date (unless made as of a specific earlier date, in which case, such representation or warranty was true as of such date); (ii) no Default or Event of Default has occurred and is continuing; and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

ACKNOWLEDGED AND RATIFIED:	KODIAK OIL & GAS CORP., a corporation continued under the laws of Yukon Territories, Canada

	By:	/s/ James P. Henderson
James P. Henderson
Chief Financial Officer

Fifth Amendment

Acknowledgment and Ratification